Exhibit 4.1

CERTIFICATE OF INCORPORATION

OF

SKYWATER TECHNOLOGY, INC.

The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does execute this Certificate of Incorporation and does hereby certify that:

ARTICLE I

NAME

The name of the corporation is SkyWater Technology, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “Delaware General Corporation Law”). The Corporation is being incorporated in connection with the conversion of CMI Acquisition, LLC, a Delaware limited liability company (the “Converting Entity”), to the Corporation and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of the Converting Entity to the Corporation (the “Certificate of Conversion”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 280,000,000 shares, consisting of (1) 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (2) 80,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). Except as otherwise provided in any Certificate of Designation (as defined below) relating to any series of Preferred Stock then outstanding, the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares of the Common Stock or the Preferred Stock, as the case may be, then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority in voting power of the outstanding capital stock entitled to vote on such increase or decrease irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor. Upon the effectiveness of the Certificate of Conversion and this Certificate of Incorporation (the “Effective Time”), without any action required on the part of the Converting Entity, the Corporation or any former holder of limited liability company interests of the Converting Entity, (i) each Common Unit of the Converting Entity issued and outstanding immediately prior to the Effective Time will be converted into, and shall be deemed to be, 1.45320 issued and outstanding, fully paid and nonassessable shares of Common Stock and (ii) each Class B Preferred Unit of the Converting Entity issued and outstanding immediately prior to the Effective Time will be converted into, and shall be deemed to be, 1.55530 issued and outstanding, fully paid and nonassessable shares of Common Stock; provided, that in connection with the foregoing, the aggregate number of shares of Common Stock issued to each such former holder of Common Units or Class B Preferred Units, as applicable, will be rounded down to the nearest whole share of Common Stock.

Section A. Common Stock.

1. Ranking. The voting, dividend, liquidation and other rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of any outstanding series of Preferred Stock.

2. Voting. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote on the election and removal of directors and on all other matters submitted to a vote of the stockholders. Each share of Common Stock shall be entitled to one (1) vote. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other outstanding series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or the Delaware General Corporation Law.

3. Dividends. Subject to applicable law and the rights of the holders of any outstanding series of Preferred Stock, dividends in securities, cash or other property of the Corporation may be declared and paid on the Common Stock out of the assets or funds of the Corporation lawfully available therefor, at the times and in the amounts as the Board in its discretion may determine, to the holders of the outstanding shares of Common Stock ratably in proportion to the number of shares of Common Stock.

4. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Common Stock.

Section B. Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized, subject to any limitations prescribed by law but to the fullest extent permitted by law, to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Certificate of Designation”) setting forth such resolution or resolutions and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power, of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Without limiting the generality of the foregoing, the resolution or resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock to the extent permitted by law.

Any shares of any series of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any Certificate of Designation for such series of Preferred Stock.

ARTICLE V

BOARD OF DIRECTORS

Section A. Management of Business and Affairs of the Corporation.

The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation, subject to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation and the Bylaws of the Corporation (the “Bylaws”).

Section B. Election.

Elections of the members of the Board of Directors shall be held annually at the annual meeting of stockholders and each director shall be elected for a term commencing on the date of such director’s election and ending on the earlier of (1) the date such director’s successor is elected and qualified and (2) the date of such director’s death, resignation, retirement, disqualification or removal. The directors of the Corporation shall not be required to be elected by written ballot unless the Bylaws so provide.

Section C. Newly-Created Directorships; Vacancies.

Subject to the rights of the holders of any outstanding series of Preferred Stock to elect additional directors, any newly-created directorship that results from an increase in the number of directors and any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by the sole remaining director. Any director elected to fill a newly-created directorship or vacancy shall hold office until the expiration of the term for which such director is elected and until a successor to such newly-elected director is duly elected and qualified or until such newly-elected director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section D. Directors Elected by Holders of Preferred Stock.

Notwithstanding the foregoing provisions of this Article V, whenever, pursuant to the provisions of Article IV, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with the holders of one or more other series of Preferred Stock, to elect directors, the election, term of office, filling of newly-created directorships or vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including the terms of any Certificate of Designation relating to any such series of Preferred Stock).

Section E. Number of Directors Constituting the Board.

Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not fewer than three (3) nor more than eleven (11), with the then-authorized number of directors being fixed from time to time exclusively by a resolution adopted by the affirmative vote of a majority of the authorized number of directors (without regard to vacancies). During any period in which the holders of any one or more series of Preferred Stock have the right to elect additional directors pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation), then upon commencement and for the duration of the period during which such right continues (1) the then-otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (2) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier subject to such director’s earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by this Certificate of Incorporation (including any Certificate of Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation), the terms of office of all such additional directors elected by the holders of such series, or elected to fill any vacancies resulting from the death, resignation, retirement, disqualification or removal of such additional directors, shall forthwith terminate, such additional directors shall automatically cease to be qualified and the total and authorized number of directors of the Corporation shall be reduced accordingly.

Section F. Removal.

Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with the holders of one or more other series of Preferred Stock, as the case may be) may be removed at any time, with or without cause, only by the affirmative vote of the holders of shares of capital stock of the Corporation representing at least seventy-five percent (75%) of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

STOCKHOLDER ACTION

Section A. No Stockholder Action by Consent.

Subject to the rights of the holders of any outstanding series of Preferred Stock, from and after the date of closing of the Corporation’s initial underwritten public offering of its Common Stock, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and applicable law, and no action shall be taken by the stockholders by consent.

Section B. Special Meetings of Stockholders.

Subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by (1) the Chairperson of the Board, (2) the Chief Executive Officer of the Corporation or (3) the Board or the Secretary of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office. No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

Section C. No Cumulative Voting.

No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VII

DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article VII shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

ARTICLE VIII

CORPORATE OPPORTUNITY

Section A. Certain Acknowledgement.

In recognition and anticipation that (1) certain managers, principals, officers, employees and/or other representatives of Oxbow Industries, LLC (the “Sponsor”) and its Affiliates may serve as directors, officers, employees or agents of the Corporation, (2) the Sponsor and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation and its Affiliates, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation and its Affiliates, directly or indirectly, may engage, and (3) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Sponsor, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Section B. Competition and Corporate Opportunities; Renouncement.

None of (1) the Sponsor or any of its Affiliates or (2) any Non-Employee Director or his or her Affiliates (the Persons identified in (1) and (2) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces, pursuant to Section 122(17) of the Delaware General Corporation Law, any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section C of this Article VIII. Subject to Section C of this Article VIII, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder or director of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or communicates, offers or directs such corporate opportunity to another Person.

Section C. Allocation of Corporate Opportunities.

The Corporation does not renounce its interest in any corporate opportunity offered to any Identified Person if such opportunity is expressly offered to such person solely in such person’s capacity as a director or officer of the Corporation, and the provisions of Section B of this Article VIII hereof shall not apply to any such corporate opportunity.

Section D. Certain Matters Deemed Not Corporate Opportunities.

In addition to and notwithstanding the foregoing provisions of this Article VIII, a corporate opportunity shall not be deemed to be a corporate opportunity for the Corporation or any of its Affiliates if it is a business opportunity that (1) neither the Corporation nor any of its Affiliates, as applicable, is financially or legally able, or contractually permitted to undertake, (2) from its nature, is not in the line of business of the Corporation or any of its

Affiliates or is of no practical advantage to the Corporation or any of its Affiliates or (3) is one in which neither the Corporation nor any of its Affiliates has any interest or reasonable expectancy.

Section E. Notice.

To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

ARTICLE IX

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action (including a class action) asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any present or former director, officer, agent, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (3) any action (including a class action) asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder) or (5) any action asserting a claim governed by the internal affairs doctrine or any other “internal corporate claim” as such term is defined in Section 115 of the Delaware General Corporation Law, in each case subject to such court’s having personal jurisdiction over the indispensable parties named as defendants. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This Article IX shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts of the United States of America have exclusive jurisdiction. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed in this Certificate of Incorporation or the Delaware General Corporation Law, and all rights herein conferred upon the stockholders, directors or other person by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to such reservation.

ARTICLE XI

BYLAWS

In furtherance and not in limitation of the powers conferred upon the Board by the Delaware General Corporation Law, the Bylaws may be altered, amended or repealed, and new Bylaws may be made, by the Board. The Bylaws also may be altered, amended or repealed, and new Bylaws may be made, by the stockholders of the Corporation by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE XII

SEVERABILITY

To the fullest extent permitted by applicable law, if any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of any provision, or any provision in its entirety, to the extent necessary shall be severed from this Certificate of Incorporation, and the court will replace the illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. To the fullest extent permitted by applicable law, the balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

ARTICLE XIII

DEFINITIONS

Except as otherwise defined in this Certificate of Incorporation, the following terms shall have the meanings ascribed to them below:

A. “Affiliate” means, (1) in respect of any Sponsor, any Person that, directly or indirectly, is controlled by the Sponsor, controls the Sponsor or is under common control with the Sponsor and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity controlled by the Corporation), (2) in respect of any Non-Employee Director, any Person that, directly or indirectly, is controlled by the Non-Employee Director (other than the Corporation and any entity controlled by the Corporation) and (3) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

B. “Beneficial ownership” (or words or phrases of similar import) shall have the meaning given to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

C. “Person” shall mean a natural person, corporation, partnership, limited liability company, trust, joint venture, association or other legal entity of any kind.

D. “Subsidiary” shall mean, with respect to any Person, any other Person of which at least 50% of the outstanding Voting Interests are owned, directly or indirectly, by such first Person.

E. “Voting Interests” shall mean, with respect to any legal entity, capital stock, partnership interests, limited liability company interests or other ownership interests entitled generally to vote on the election of directors, managers or other voting members of the governing body of such legal entity.

For purpose of the foregoing definitions, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a legal entity, whether through the ownership of Voting Interests, by contract, or otherwise.

ARTICLE XIV

INCORPORATOR

The incorporator of the Corporation is Jason Stokes, whose mailing address is 2401 East 86th Street, Bloomington, Minnesota 55425.

ARTICLE XV

INITIAL BOARD OF DIRECTORS

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names of the persons who are to serve as the initial directors of the Corporation until the annual meeting of stockholders of the Corporation at which their terms expire, or until their successors are duly elected and qualified, are:

Wendi B. Carpenter

John T. Kurtzweil

Thomas R. Lujan

Gary J. Obermiller

Thomas Sonderman

Loren A. Unterseher

The address of each of the initial directors set forth above is 2401 East 86th Street, Bloomington, Minnesota 55425.

* * *

The undersigned incorporator has executed this Certificate of Incorporation on this 14th day of April, 2021.

By:	/s/ Steve Manko

Name:	Steve Manko

Incorporator